EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 12, 2006 (and dated February 28, 2006 with regards to certain identified matters), relating to the consolidated financial statements of Onstream Media Corporation appearing in the Company's Annual Report on Form 10-KSB/A for the year ended September 30, 2005.

We also consent to the reference to us under the caption Experts in the Prospectus, which is part of this registration statement.


                                        /s/ GOLDSTEIN LEWIN & CO.
                                        Certified Public Accountants


Boca Raton, Florida,
June 6, 2006.